UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2025
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TOURMALINE BIO, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40384 (Commission File Number)	83-2377352 (I.R.S. Employer Identification No.)
27 West 24th Street, Suite 702 New York, NY (Address of principal executive offices)	10010 (Zip Code)
Registrant's telephone number, including area code: (646) 481-9832
Not Applicable (Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TRML	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 20, 2025, Tourmaline Bio, Inc. (the “Company”) issued a press release titled “Tourmaline Bio Announces Positive Topline Results from the Ongoing Phase 2 TRANQUILITY Trial Evaluating Pacibekitug in Patients with Elevated High-Sensitivity C-reactive Protein and Chronic Kidney Disease.” The Company will host a live conference call and webcast today, Tuesday, May 20, 2025, at 8:30 am, Eastern Time. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and a copy of the webcast presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. Both of Exhibits 99.1 and 99.2 are incorporated by reference in this Item 7.01.

A replay of the webcast will be available on the Company’s website at https://ir.tourmalinebio.com.

Additionally, on May 20, 2025, the Company made available an updated corporate presentation that may be used in connection with presentations at conferences and investor meetings, which can be found on the Company’s website (the “Corporate Presentation”). The Corporate Presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information furnished under this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as otherwise expressly stated in such filing.

Item 8.01 Other Events.

On May 20, 2025, the Company will host a live conference call and webcast, during which it will present the preliminary analysis of the topline results from its ongoing Phase 2 TRANQUILITY trial evaluating pacibekitug in patients with elevated high-sensitivity C-reactive protein. The updates to be provided include:

TRANQUILITY Topline Results

TRANQUILITY Trial Design
TRANQUILITY (NCT06362759) is a multicenter, randomized, double-blind, placebo-controlled Phase 2 trial in patients with elevated hs-CRP and CKD stage 3 or 4. Participants were stratified by CKD stage and randomly assigned to receive subcutaneously administered pacibekitug 25 mg quarterly, 50 mg quarterly, or 15 mg monthly, or placebo, for a treatment period of 6 months. Participants are then followed for a period of 6 additional months.

The prespecified primary endpoint of the TRANQUILITY trial is median time-averaged percent change in hs-CRP through Day 90, adjusting for baseline hs-CRP levels. The key secondary endpoint is the percentage of participants achieving time-averaged hs-CRP below 2 mg/L through Day 90. Additional prespecified endpoints include the aforementioned hs-CRP endpoints at Day 90 (i.e., using single-timepoint analyses) as well as the percentage of participants achieving hs-CRP reductions of 50% or greater.

The prespecified primary analysis population includes participants who entered the study with a baseline hs-CRP of at least 1.9 mg/L (calculated as the average of Screening and Day 1 values), had at least one post-baseline hs-CRP assessment, and received all planned study drug doses during the primary evaluation period. The data in this analysis reflect a data extract date of April 23, 2025 from the ongoing trial.

TRANQUILITY Baseline Characteristics

A total of 143 participants were enrolled in the TRANQUILITY trial. Of this total, 126 participants comprised the primary analysis population. Baseline characteristics were generally balanced between groups. Key baseline characteristics of the primary analysis population are as follows:

Pacibekitug
	Placebo n=31	25 mg quarterly n=31	50 mg quarterly n=30	15 mg monthly n=34
Age, years	72 (62, 77)	73 (66, 76)	70 (61, 78)	65 (60, 73)
Female	21 (68%)	17 (55%)	19 (63%)	21 (62%)
ASCVD	15 (48%)	16 (52%)	20 (67%)	7 (21%)
Diabetes	21 (68%)	16 (52%)	20 (67%)	19 (56%)
Body-mass index, kg/m2	33.4 (29.7, 36.3)	32.2 (28.1, 35.6)	35.1 (30.7, 39.8)	33.4 (30.2, 36.3)
eGFR, mL/min/1.73m2	43.5 (33.5, 53.0)	37.5 (33.0, 47.0)	48.0 (36.5, 56.5)	42.5 (36.0, 57.0)
IL-6, pg/mL	4.91 (3.32, 5.93)	4.62 (2.87, 7.30)	5.56 (3.58, 10.03)	4.86 (2.39, 7.83)
hs-CRP, mg/L	3.60 (2.70, 5.10)	3.90 (2.35, 5.55)	5.18 (3.60, 7.35)	4.73 (3.80, 7.40)
Data provided are median (interquartile range (“IQR”)) or n (%). eGFR: estimated glomerular filtration rate.

TRANQUILITY Pharmacodynamic Data

Key pharmacodynamic data for the primary analysis population are as follows (p<0.0001 for all comparisons to placebo):

		Pacibekitug
	Placebo n=31	25 mg quarterly n=31	50 mg quarterly n=30	15 mg monthly n=34
Change from baseline analyses:
Median time-averaged percent reduction in hs-CRP through Day 90 (primary endpoint)	15%	75%	86%	85%
Median percent reduction in hs-CRP at Day 90	12%	70%	85%	89%
Responder rate analyses:
Percentage of participants achieving time-averaged hs-CRP < 2 mg/L through Day 90	26%	81%	80%	88%
Percentage of participants achieving hs-CRP < 2 mg/L at Day 90	13%	77%	83%	88%
Percentage of participants achieving time-averaged hs-CRP reduction >= 50% through Day 90	19%	81%	87%	94%
Percentage of participants achieving hs-CRP reduction >= 50% at Day 90	16%	81%	90%	91%

Results of post-hoc sensitivity analyses of the primary endpoint in the intention-to-treat (ITT) population (i.e., all randomized participants) were highly consistent with the primary analyses above.

As of the data extract date, a total of 47 participants had completed their Day 180 visit, the end of the treatment period. The hs-CRP results among this subgroup of participants who completed Day 180 are shown below:

The analysis reflected above is preliminary and only reflects a partial subset of the primary analysis population. The findings here are subject to change as additional data are collected through the ongoing trial.

TRANQUILITY Safety Data

As of the data extract date, the cumulative incidence of any adverse event (“AE”) was 54% in the pooled pacibekitug group compared with 56% in the placebo group. The most common AEs in the pooled pacibekitug group, defined as those occurring in at least 3 pacibekitug-treated participants, were urinary tract infection (4%), COVID-19 (3%), dizziness (3%), and viral upper respiratory tract infection (3%). The majority of AEs were mild or moderate in severity and were single occurrences in one participant each. The overall incidence of any serious adverse event (“SAE”) was 10% in the pooled pacibekitug group versus 11% in the placebo group. Incidence rates of infection (24% versus 22%) and serious infection (4% versus 3%) were similar in the pooled pacibekitug group compared with the placebo group. There was no increase in AE incidence with higher pacibekitug doses. There was one death, a fatal case of COVID-19, that occurred in the 25 mg quarterly arm. There were no Grade 2 or higher injection site reactions. There were no cases of confirmed Grade 3 or higher neutropenia and no cases of confirmed Grade 2 or higher thrombocytopenia. No clinically meaningful median percent changes in LDL cholesterol, triglycerides, or total cholesterol to HDL cholesterol ratio were observed in pacibekitug arms compared to placebo.

Cumulative safety data from the TRANQUILITY trial as of the data extract date are as follows:

		Pacibekitug
	Placebo n=36	Pooled n=105	25 mg quarterly n=35	50 mg quarterly n=35	15 mg monthly n=35
AEs	20 (56%)	57 (54%)	20 (57%)	18 (51%)	19 (54%)
SAEs	4 (11%)	10 (10%)	6 (17%)	2 (6%)	2 (6%)
AEs leading to discontinuation	0	2 (2%)	0	1 (3%)	1 (3%)
Infection	8 (22%)	25 (24%)	10 (29%)	9 (26%)	6 (17%)
Serious infection	1 (3%)	4 (4%)	4 (11%)	0	0
Death	0	1 (1%)*	1 (3%)*	0	0
Injection site reaction Grade 2+	0	0	0	0	0
Neutropenia Grade 2	1 (3%)	2 (2%)	1 (3%)	0	1 (3%)
Neutropenia Grade 3+	0	0	0	0	0
Thrombocytopenia Grade 2+	0	0	0	0	0
Safety analysis population, n=141.
*: Fatal case of COVID-19

Future Development Plans for Pacibekitug in Cardiovascular Inflammation

The Company continues to make progress in advancing the clinical development strategy for pacibekitug in cardiovascular inflammation and assessing potential Phase 3 trial designs in patients with atherosclerotic cardiovascular disease (“ASCVD”). The Company expects to provide further information on a potential Phase 3 cardiovascular outcomes trial in ASCVD later in 2025 following discussions with regulatory authorities. Additionally, Tourmaline plans to initiate a Phase 2 proof-of-concept trial in patients with abdominal aortic aneurysm (“AAA”) in the second half of 2025.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the Company’s expectations regarding the development and potential therapeutic benefits of pacibekitug; the timing of initiation, progress and results of the Company’s current and future clinical trials for pacibekitug, including reporting of data therefrom and additional details regarding the planning thereof; the timing of future announcements regarding the Company’s development plans and the content of such announcements; the timing of initiation, progress and results of Tourmaline’s current and future clinical trials for pacibekitug, including the timing of a planned Phase 2 proof-of-concept clinical trial in patients with AAA and of Phase 3 clinical trial readiness in ASCVD; and the timing and potential to expand pacibekitug into additional indications. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize, including those risk factors discussed or referred to in the Company’s filings with the SEC, including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 2, 2025, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this Current Report on Form 8-K, speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 20, 2025
99.2	Presentation dated May 20, 2025
99.3	Corporate Presentation dated May 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOURMALINE BIO, INC.

Date: May 20, 2025	By:	/s/ Ryan Robinson
	Name:	Ryan Robinson
	Title:	Chief Financial Officer and Treasurer